Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, President and Chief Executive Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended June 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	July 27, 2012	/s/ Suzanne Sitherwood
Suzanne Sitherwood
President and Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Mark D. Waltermire, Executive Vice President, Chief Financial Officer of The Laclede Group, Inc., hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-Q for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-Q for the quarter ended June 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of The Laclede Group, Inc.

Date:	July 27, 2012	/s/ Mark D. Waltermire
Mark D. Waltermire
Executive Vice President, Chief Financial Officer